EXHIBIT 10.2

[LOGO]   [LETTERHEAD]



                                        September 8, 1997

Hemingfold Investments, Ltd.
c/o Bayard Trust Company Limited
2nd Floor, Queen's House
Don Road
St. Helier
Jersey JE1 4HP

       Re: STOCK PURCHASE AGREEMENT (THE "AGREEMENT") AMONG GALACTICOMM TECHNOLOGIES, INC., F/K/A I-VIEW SOFTWARE, INC. (THE "COMPANY"), PETER BERG ("BERG"), YANNICK TESSIER ("TESSIER") AND HEMINGFOLD INVESTMENTS, LTD ("HEMINGFOLD"), DATED NOVEMBER 21, 1996

Dear Sirs:

      As you are aware, the Company is currently preparing a registration statement to be filed with the United States Securities and Exchange Commission (the "SEC") for an initial public offering ("IPO") of its securities. As part of the IPO, the Company requests that the Agreement be amended so that:

           (a) section 8.3 of the Agreement, regarding Hemingfold's ratchet right, be deleted in its entirety, effective immediately; and

           (b) the following sections of the Agreement be deleted as of the date (the "Effective Date") on which the Company's Registration Statement regarding the initial public offering is declared effective by the SEC:

                (i)  Section 8.1, regarding Hemingfold's preemptive rights; and

                (ii) Section 8.2, regarding Hemingfold's anti-dilution rights.

      In consideration of such amendments, the Company shall issue to Hemingfold 300,000 shares (the "Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock"), within 10 days of your acceptance of the amendments contained herein. Furthermore, the Company hereby represents and warrants to Hemingfold that the Shares shall, upon issuance, be duly authorized, validly issued and free from all encumbrances, other than any encumbrances created by agreements entered into by Hemingfold. The Shares will be subject to the registration rights contained in Article VI of the Agreement. However, Hemingfold shall pay the pro rata portion of the Registration Expenses (as such term is defined in the Agreement) relating to the registration of the Shares.

      Furthermore, as additional consideration for your acceptance of the amendments contained herein and only for so long as Hemingfold beneficially owns (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934) 20% or more of the outstanding Common Stock, Peter Berg and Yannick Tessier hereby agree to vote all of their shares of Common Stock to elect: (a) effective upon your acceptance hereof, one (1) person, nominated by Hemingfold, to the Company's board of directors (the "Board"); and (b) after the Effective Date, two (2) persons, nominated by Hemingfold, to the Board. Hemingfold acknowledges and agrees that Claus Stenbaek, who is already a member of the Board, shall count as Hemingfold's initial nominee for election to the Board, upon your acceptance hereof.

         [LETTERHEAD]                                                     [LOGO]
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Hemingfold Investments, Ltd.
September 8, 1997
Page 2


      By agreeing to this amendment of the Agreement, Hemingfold shall be deemed to have represented and warranted to the Company as follows:

           (a) Hemingfold is acquiring the Shares for its own account and for investment and not with a view towards, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares;

           (b) Hemingfold acknowledges that: (i) it has had the opportunity to visit with Company and meet with its officers and other representatives to discuss the Company's business, assets, liabilities, financial condition, cash flow and operations; and (ii) all materials requested by Hemingfold have been provided to Hemingfold to Hemingfold's reasonable satisfaction;

           (c) Hemingfold has made its own independent examination, investigation, analysis and evaluation of the Company; and

           (d) Hemingfold has undertaken such due diligence (including a review of the assets, liabilities, books, records and contracts of the Company) as Hemingfold deems adequate.

      In accordance with your request and in further consideration of your acceptance of the amendments contained herein, the Agreement is hereby amended by adding the following sentence to Section 13.8 of the Agreement:

      "However, Purchaser may assign its rights and obligations under this Agreement to an Affiliate of Purchaser, without the consent of the other parties hereto. Nevertheless, Purchaser shall promptly notify the other parties hereto of any such assignment to an Affiliate of Purchaser"

      All of the other terms and conditions of the Agreement shall remained unchanged and in full force and effect. If you agree with this amendment to the Agreement, please: (a) sign and date this letter in the space provided below; and (b) return an original signed copy of the letter to us.

GALACTICOMM TECHNOLOGIES, INC.


By: /s/ PETER BERG                       /s/ PETER BERG
   ---------------------------           --------------------------------
    Peter Berg, Chairman & CEO           Peter Berg, individually

     /s/ YANNICK TESSIER
   ----------------------------
     Yannick Tessier, individually


Agreed to and accepted by:
HEMINGFOLD INVESTMENTS, LTD.



By: [ILLEGIBLE]
   ---------------------------

                        [HEMINGFOLD INVESTMENTS LIMITED]
                                  [LETTERHEAD]


Date:     September 8, 1997

Galacticomm Technologies, Inc.
4101 SW 47th Street, Suite 101
Fort Lauderdale, FL  33314
U.S.A.

Attention:     Mr. Peter Berg, Chairman & CEO

RE:   ASSIGNMENT OF HEMINGFOLD'S INVESTMENTS AND OTHER RIGHTS

Dear Sirs:

On behalf of Hemingfold Investments, Ltd. ("Hemingfold"), I am writing to advise Galacticomm Technologies, Inc. ("Galacticomm") that Hemingfold intends to transfer to a newly aquired subsidiary, Kenworthy Investments Ltd. ("Kenworthy"), its 2,255,866 shares of common stock of Galacticomm (the "Stock") along with Hemingfold's interests in the following contracts and other instruments:

1. Stock Purchase Agreement, dated November 21, 1996 by and among I-View Solftware, Inc. ("I-View") (the former name of Galacticomm), Peter Berg ("Berg"), Yannick Tessier ("Tessier"), and Hemingfold, as amended by a letter agreement (together, the "Stock Purchase Agreement");

2. Security Agreement, dated November 21, 1996, by and between I-View and Hemingfold ("Security Agreement");

3. Intercreditor Agreement, dated November 21, 1996, by and among I-View, Hemingfold, Union Atlantic Partners I Limited and Union Atlantic LC (the "Intercreditor Agreement");

4. Escrow Agreement by and among Lucio, Mandler, Croland, Brongsia, Garbett, Stiphany & Martinez, P.A., Hemingfold, Berg, Tessier and Lorraine Gouger ("Gouger");

5. Letter Agreement by and between Galacticomm and Hemingfold providing for the extension of registration rights under the Stock Purchase Agreement to shares of Galacticomm held by Berg, Tessier and Gouger that are subject to warrants issued by those individuals to Hemingfold, dated March 15, 1997, (the "Warrant Letter Agreement") following the exercise of the Warrants (as defined below);


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                                  [LETTERHEAD]


6. Secured Convertible Promissory note made by I-View, dated November 21, 1996, to the order of Hemingfold in the principal amount of $1,250,000, as amended by letter agreement by and between Galacticomm and Hemingfold;

7. Warrant issued by Berg granting Hemingfold the right to purchase 1,200,000 shares of Galacticomm, dated March 15, 1997, (the "Berg Warrant");

8. Warrant issued by Tessier granting Hemingfold the right to purchase 1,200,000 shares of Galacticomm, dated March 15, 1997, (the "Tessier Warrant");

9. Warrant issued by Gouger granting Hemingfold the right to purchase 100,000 shares of Galacticomm, dated March 15, 1997, (the "Gouger Warrant", and together with the Berg Warrant and the Tessier Warrant, the "Warrants"); and

10. Subscription Agreement, dated May, 1997, by and between I-View and Hemingfold for the purchase of 271,739 shares of I-View.

      Following the assignment of the agreements, instruments and interests therein described in subparagraphs nos. 1 through to 10 above and the Galacticomm Stock (collectively, the "Galacticomm Interests") to Kenworthy, Hemingfold intends to sell its 100% holdings of the common stock of Kenworthy to an affiliate, the Peder Sager Wallenberg Charitable Trust.

      On behalf of Hemingfold, I request that Galacticomm acknowledge and contract to the two proposed transfers of the Galacticomm Interests by signing in the space indicated below and taking such other steps to affect these transfers, such as reissuing the Stock in the name of Kenworthy, seeking the agreement of Berg, Tessier and Gouger to the matters set forth in this letter and issuing and filing a new UCC-1 form in favor of Kenworthy. Furthermore, Galacticomm's execution of this letter agreement constitutes a representation by Galacticomm that, to its knowledge, there are no contractual or other restrictions that prevent Hemingfold from Transferring its Galacticomm Interests to Kenworthy as proposed, other that the consent of Union Atlantic Partners I Limited and Union Atlantic LC under the terms of the Intercreditor Agreement.

      Hemingfold represents to Galacticomm that neither it nor Kenworthy is a U.S. person. Hemingfold acknowledges that its assignment of its rights and obligations under the above-listed agreements and instruments does not relieve Hemingfold of its responsibilities for any misrepresentation stated therein.

      By signing in the space below, please acknowledge on behalf of Galacticomm that it is Galacticomm's intent:


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                                  [LETTERHEAD]


1. That the third paragraph of the letter agreement amending the Stock Purchase Agreement be construed so that the reference to Hemingfold in the second line of said paragraph refers to all affiliates of Hemingfold, including without limitation, Kemworthy; and

2. That the Warrant Letter Agreement be construed to be an amendment of the Stock Purchase Agreement implementing the intent of the parties as stated in the Warrant Letter Agreement to provide that the registration rights set forth in the Stock Purchase Agreement shall apply to the shares to be acquired by Hemingfold, or its affiliated assignee, pursuant to the Warrants.

Thank you for your assistance in this matter.

Yours faithfully,


/s/ MARTYN D. CRESPAL
---------------------
Martyn D. Crespal
Director
For and on behalf of
Hemingfold Investments Limited

Agreed this 8th day of September, 1997

Galacticomm Technologies, Inc.

/s/ PETER BERG
----------------------
By: Peter Berg
Its: Chief Executive Officer

Agreed this     day of September, 1997


/s/ PETER BERG           /s/ YANNICK TESSIER           /s/ LORRAINE GOUGER
-----------------        ----------------------        ------------------------
Peter Berg               Yannick Tessier               Lorraine Gouger

Union Atlantic Partners I Limited       Union Atlantic LC

/s/ LEONARD J. SKOTOW                   /s/ LEONARD J. SKOTOW
---------------------------------       ------------------------------------
By: Leonard J. Skotow                   By: Leonard J. Skotow
Its: Authorized Agent                   Its: President

                        [KENWORTHY INVESTMENTS LIMITED]
                                  [LETTERHEAD]

Galacticomm Technologies, Inc.
4101 SW 47th Street, Suite 101
Fort Lauderdale, FL  33314
U.S.A.                                       Via Facsimile and Post

ATTENTION: Mr. Peter Berg, Chairman & CEO


Dear Sirs,

RE: DISCLOSURE STATEMENT

Pursuant to your request to inform you in connection with the proposed Initial Public Offering of Galacticomm Technologies, Inc.("Company") we can inform you as follows.

Kenworthy International, Limited ("Kenworthy") is the registered holder of 2,255,866 shares (the "Shares") of common stock of the Company, each with a par value of $0.0001.

Kenworthy is the assignee to a stock purchase agreement by and between the Company and Hemingfold Investments, Limited ("Hemingfold") and amendment thereto, pursuant to which the Company shall issue to Kenworthy 300,000 additional shares of common stock in lieu of certain so-called "ratchet rights".

Kenworthy is also the assignee to three warrants, issued by three shareholders of the Company to Hemingfold, pursuant to which Kenworthy is entitled to purchase 2,500,000 additional shares of common stock.

Kenworthy is a company wholly owned by the Peder Sager Wallenberg Charitiable Trust. The Trustees of The Peder Sager Wallenberg Charitiable Trust are Bayard Trust Company Limited ("Bayard") and Mees Pierson Management (Guerrsey), Limited ("Mees Pierson"), Bayard has designated Martyn D. Crespel, director of Bayard, and John B. Wilson, director, to act on behalf of Bayard. Mees Pierson has designated Paul Backhouse, director, and Julie Scott, director, to act on behalf of Mees Pierson.

Baynard and its respective representatives jointly with Mees Pierson and its respective representatives share the ultimate power to vote and dispose of these shares.

Yours faithfully
For and on behalf of
KENWORTHY INVESTMENTS LIMITED

/s/ MARTYN D. CRESPEL
------------------------------
M.D. Crespel
Director

                        [KENWORTHY INVESTMENTS LIMITED]
                                  [LETTERHEAD]


5th September 1997


VIA FACSIMILE AND POST

Galacticomm Technologies, Inc.
4101 SW 47th Street, Suite 101
Fort Lauderdale, FL  33314
USA

Attention: Mr. Peter Berg, Chairman & CEO

Re:  "BAD BOY" REPRESENTATIONS


Dear Sirs

Your counsel has requested that we advise you whether the "Bad Boy" representations set forth in the enclosed are true and accurate with respect to Kenworthy investments Limited and its "beneficial owners", as that term is used in the U.S. securities laws. Please accept this letter as confirmation that the representations are accurate as to said parties.


Yours faithfully
For and on behalf of
KENWORTHY INVESTMENTS LIMITED

/s/ MARTYN D. CRESPEL
-----------------------------
M.D. Crespel
Director


Enclosure


cc: Leslie J. Croland, esquire (w/enclosure)